KIRKPATRICK & LOCKHART LLP 1800
                           Massachusetts Avenue, N.W.
                           Washington, D.C. 20036-1800
                             Telephone 202-778-9000


                                        April 23, 1998


First Investors Tax-Exempt Money Market Fund, Inc.
95 Wall Street
New York, NY 10005

Ladies and Gentlemen:

     You have requested our opinion, as counsel to First Investors Tax-Exempt Money Market Fund, Inc. ("Company"), as to certain matters regarding the issuance of Shares of the Company. As used in this letter, the term "Shares" means the Class A and Class B shares of common stock of the Company, during the time that Post-Effective Amendment No. 18 to the Company's Registration Statement on Form N-1A ("PEA") is effective and has not been superseded by another post-effective amendment.

     As such counsel, we have examined certified or other copies, believed by us to be genuine, of the Company's Articles of Incorporation and By-laws and such resolutions and minutes of the meetings of Company's Board of Directors as we have deemed relevant to our opinion, as set forth herein. Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the laws (other than the conflict of law rules) in the State of Maryland that in our experience are normally applicable to the issuance of shares by corporations and to the Securities Act of 1933 ("1933 Act"), the Investment Company Act of 1940 ("1940 Act") and the regulations of the Securities and Exchange Commission ("SEC") thereunder.

     Based on the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by the Company and that, when sold in accordance with the terms contemplated by the PEA, including receipt by the Company of full payment for the Shares and compliance with the 1933 Act and the 1940 Act, the Shares will have been validly issued, fully paid and non-assessable.

     We hereby consent to this opinion accompanying the PEA when it is filed with the SEC and to the reference to our firm in the prospectus that is being filed as part of the PEA.

                                          Very truly yours,



                                          KIRKPATRICK & LOCKHART LLP



                                          By: /s/ ROBERT J. ZUTZ
                                              ----------------------------------
                                                  Robert J. Zutz